Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.
(the “Company”)

Debt Securities

TERMS AGREEMENT

September 5, 2023

Philip Morris International Inc.
677 Washington Boulevard, Suite 1100
Stamford, Connecticut 06901
United States

Attention:	Frank de Rooij
Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-269690) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

5.250% Notes due 2028 (the “2028 Notes”), the 5.500% Notes due 2030 (the “2030 Notes”) and the 5.625% Notes due 2033 (the “2033 Notes” and, together with the 2028 Notes and the 2030 Notes, the “Notes”).

Principal Amount:

In the case of the 2028 Notes, $650,000,000.

In the case of the 2030 Notes, $700,000,000.

In the case of the 2033 Notes, $1,000,000,000.

Interest Rate:

In the case of the 2028 Notes, 5.250% per annum, from September 7, 2023, payable semi-annually in arrears on March 7 and September 7, commencing March 7, 2024, to holders of record on the preceding February 21 or August 23, as the case may be.

In the case of the 2030 Notes, 5.500% per annum, from September 7, 2023, payable semi-annually in arrears on March 7 and September 7, commencing March 7, 2024, to holders of record on the preceding February 21 or August 23, as the case may be.

In the case of the 2033 Notes, 5.625% per annum, from September 7, 2023, payable semi-annually in arrears on March 7 and September 7, commencing March 7, 2024, to holders of record on the preceding February 21 or August 23, as the case may be.

Maturity:

In the case of the 2028 Notes, September 7, 2028.

In the case of the 2030 Notes, September 7, 2030.

In the case of the 2033 Notes, September 7, 2033.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

Prior to the date that is one month prior to maturity, the Company may redeem the 2028 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is one month prior to maturity, the Company may redeem the 2028 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is two months prior to maturity, the Company may redeem the 2030 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is two months prior to maturity, the Company may redeem the 2030 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2033 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2033 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2028 Notes, 98.891% of the principal amount of the 2028 Notes.

In the case of the 2030 Notes, 98.480% of the principal amount of the 2030 Notes.

In the case of the 2033 Notes, 97.687% of the principal amount of the 2033 Notes.

Expected Reoffering Price:

In the case of the 2028 Notes, 99.191% of the principal amount of the 2028 Notes.

In the case of the 2030 Notes, 98.830% of the principal amount of the 2030 Notes.

In the case of the 2033 Notes, 98.137% of the principal amount of the 2033 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Attention: Syndicate Registration

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Desk

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Debt Capital Markets Syndicate

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attention: Transaction Management

Standard Chartered Bank

1 Basinghall Avenue

London EC2V 5DD

United Kingdom

Attention: Capital Markets

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1.            For purposes of the Underwriting Agreement, the “Applicable Time” is 5:00 p.m. New York City time on the date of this Terms Agreement.

2.            Subsection (aa) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(aa)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union or the United Kingdom (collectively, “Sanctions”); neither the Company nor any of its subsidiaries is located or organized in a country or region which is itself subject to Sanctions (at the time of this Agreement, the Crimea, so-called Luhansk People’s Republic, and Donetsk People’s Republic regions of Ukraine, and the portions of the regions of Kherson and Zaporizhzhia that are not controlled by the government of Ukraine, Cuba, Iran, North Korea and Syria) (a “Sanctioned Territory”); and the Company will not use the proceeds of the offering or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business in any Sanctioned Territory, or the activities of any person or entity that is, at such time, subject to any Sanctions or in any manner that would result in a violation of Sanctions. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with Sanctions.

3.            For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

4.            The following selling restrictions apply to the offer and sale of the Notes:

(a)          Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b)          Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(c)          Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”);

b.	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

c.	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), and

(ii)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(d)          Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(e)          Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(f)           Each Underwriter hereby severally represents and agrees that (1) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and (2) it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (A) to an institutional investor pursuant to Section 274 of the Securities and Futures Act 2001 of Singapore (the “SFA”), (B) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (C) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(g)          Each Underwriter hereby severally represents and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended (the “FIEA”)), and it has not and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

(h)          Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

5.            Section 13 of the Underwriting Agreement is hereby amended as follows:

“13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.”

6.            Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of the Underwriting Agreement, and any interest and obligation in or under the Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

7.

(a)            Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a BRRD Liability arising under this agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)            the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)            As used in this Section 7,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(c)            For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

8.

(a)            Notwithstanding and to the exclusion of any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party acknowledges and accepts that a UK Bail-in Liability arising under this agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)  the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person, and the issue to or conferral on the Company of such shares, securities or obligations; (y) the cancellation of the UK Bail-in Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)           the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant UK Resolution Authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

(b)  As used in this Section 8,

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to the Underwriters.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

(c)  For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a UK Bail-in Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant UK Resolution Authority of its powers under the relevant UK Bail-in Legislation with respect to such UK Bail-in Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

9.	Section 6(a) of the Underwriting Agreement is hereby amended as follows:

“The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any other information identified on Schedule B(d) of the Terms Agreement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement (the “Underwriter Information”).”

The Closing will take place at 9:00 a.m., New York City time, on September 7, 2023 (the “Closing Date”), at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Maher
Name:	Meghan Maher
Title:	Managing Director

[Signature Page to Terms Agreement]

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name:	Shawn Cepeda
Title:	Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jonathan P. Krissel
Name:	Jonathan P. Krissel
Title:	Managing Director

By:	/s/ Thomas Short
Name:	Thomas Short
Title:	Managing Director

[Signature Page to Terms Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

[Signature Page to Terms Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name:	Patrice Altongy
Title:	Managing Director

[Signature Page to Terms Agreement]

STANDARD CHARTERED BANK

By:	/s/ Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Frank de Rooij
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriters	2028 Notes	2030 Notes	2033 Notes
Barclays Capital Inc.	97,500,000	105,000,000	150,000,000
BofA Securities, Inc.	97,500,000	105,000,000	150,000,000
Deutsche Bank Securities Inc.	97,500,000	105,000,000	150,000,000
Citigroup Global Markets Inc.	97,500,000	105,000,000	150,000,000
HSBC Securities (USA) Inc.	97,500,000	105,000,000	150,000,000
Standard Chartered Bank	97,500,000	105,000,000	150,000,000
UBS Securities LLC	32,500,000	35,000,000	50,000,000
Bank of China (Europe) S.A.	16,250,000	17,500,000	25,000,000
Intesa Sanpaolo IMI Securities Corp.	16,250,000	17,500,000	25,000,000
Total	$650,000,000	$700,000,000	$1,000,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)            Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-269690

FINAL TERM SHEET

Philip Morris International Inc.

Dated September 5, 2023

5.250% Notes due 2028 5.500% Notes due 2030 5.625% Notes due 2033
Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	5.250% Notes due 2028 (the “2028 Notes”) 5.500% Notes due 2030 (the “2030 Notes”) 5.625% Notes due 2033 (the “2033 Notes”)

Aggregate Principal Amount:	2028 Notes: $650,000,000 2030 Notes: $700,000,000 2033 Notes: $1,000,000,000

Maturity Date:	2028 Notes: September 7, 2028 2030 Notes: September 7, 2030 2033 Notes: September 7, 2033

Coupon:	2028 Notes: 5.250% 2030 Notes: 5.500% 2033 Notes: 5.625%

Interest Payment Dates:

2028 Notes: Semi-annually on each March 7 and September 7, commencing March 7, 2024

2030 Notes: Semi-annually on each March 7 and September 7, commencing March 7, 2024

2033 Notes: Semi-annually on each March 7 and September 7, commencing March 7, 2024

Record Dates:	2028 Notes: February 21 and August 23 2030 Notes: February 21 and August 23 2033 Notes: February 21 and August 23

Price to Public:	2028 Notes: 99.191% of principal amount 2030 Notes: 98.830% of principal amount 2033 Notes: 98.137% of principal amount

Underwriting Discount:	2028 Notes: 0.300% of principal amount 2030 Notes: 0.350% of principal amount 2033 Notes: 0.450% of principal amount

Net Proceeds:	2028 Notes: $642,791,500 (before expenses) 2030 Notes: $689,360,000 (before expenses) 2033 Notes: $976,870,000 (before expenses)

Benchmark Treasury:	2028 Notes: 4.375% due August 31, 2028 2030 Notes: 4.125% due August 31, 2030 2033 Notes: 3.875% due August 15, 2033

Benchmark Treasury Price/Yield:	2028 Notes: 99-30 ¼ / 4.387% 2030 Notes: 98-20 / 4.355% 2033 Notes: 96-25+ / 4.274%

Spread to Benchmark Treasury:	2028 Notes: +105 basis points 2030 Notes: +135 basis points 2033 Notes: +160 basis points

Yield to Maturity:	2028 Notes: 5.437% 2030 Notes: 5.705% 2033 Notes: 5.874%

Optional Redemption:

2028 Notes:

Prior to August 7, 2028: Make-whole redemption at Treasury plus 20 bps

On or after August 7, 2028: Redemption at par

2030 Notes:

Prior to July 7, 2030: Make-whole redemption at Treasury plus 25 bps

On or after July 7, 2030: Redemption at par

2033 Notes:

Prior to June 7, 2033: Make-whole redemption at Treasury plus 25 bps

On or after June 7, 2033: Redemption at par

Settlement Date (T+2):	September 7, 2023

CUSIP/ISIN:	2028 Notes: CUSIP Number: 718172 DC0
ISIN Number: US718172DC02
2030 Notes: CUSIP Number: 718172 DD8
ISIN Number: US718172DD84
2033 Notes: CUSIP Number: 718172 DE6
ISIN Number: US718172DE67

Listing:	None

Joint Book-Running Managers:	Barclays Capital Inc. BofA Securities, Inc. Deutsche Bank Securities Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Standard Chartered Bank

Senior Co-Manager:	UBS Securities LLC

Co-Managers:	Bank of China (Europe) S.A. Intesa Sanpaolo IMI Securities Corp.

Allocations:	2028 Notes	2030 Notes	2033 Notes
Barclays Capital Inc.	97,500,000	105,000,000	150,000,000
BofA Securities, Inc.	97,500,000	105,000,000	150,000,000
Deutsche Bank Securities Inc.	97,500,000	105,000,000	150,000,000
Citigroup Global Markets Inc.	97,500,000	105,000,000	150,000,000
HSBC Securities (USA) Inc.	97,500,000	105,000,000	150,000,000
Standard Chartered Bank	97,500,000	105,000,000	150,000,000
UBS Securities LLC	32,500,000	35,000,000	50,000,000
Bank of China (Europe) S.A.	16,250,000	17,500,000	25,000,000
Intesa Sanpaolo IMI Securities Corp.	16,250,000	17,500,000	25,000,000
Total	$650,000,000	$700,000,000	$1,000,000,000

No EEA or UK PRIIPs KID – No EEA or UK PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA or the UK.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll free at 1-888-603-5847, BofA Securities, Inc. toll free at 1-800 294-1322 or Deutsche Bank Securities Inc. toll free at 1-800-503-4611.